EXPLANATORY NOTE

Landa App LLC has prepared this Pre-Qualification Amendment No. 1 to its Form 1-A filed on December 2, 2020 solely for the purpose of filing Exhibit 2.13 Certificate of Amendment - 1394 Oakview Circle Forest Park LLC and Exhibit 16.a1 pursuant to Rule 252(d). Landa App LLC has amended the exhibit numbering accordingly.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Certificate of Formation of Landa Properties A LLC*

2.2	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated April 30, 2020*

2.3	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated May 22, 2020*

2.4	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 115 Sardis Street Barnesville GA LLC*

2.5	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1394 Oakview Circle Forest Park LLC*

2.6	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC*

2.7	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1741 Park Lane Griffin GA LLC*

2.8	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC*

2.9	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 2505 Oak Circle Ellenwood GA LLC*

2.10	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 271 Timber Wolf Trail Griffin GA LLC*

2.11	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 29 Holly Grove Road Griffin GA LLC*

2.12	Limited Liability Company Operating Agreement of Landa App LLC, dated September 24, 2020*

2.13	Certificate of Amendment - 1394 Oakview Circle Forest Park LLC**

3.1	Series Operating Agreement of Landa App LLC - 115 Sardis Street Barnesville GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 115 Sardis Street Barnesville GA LLC*

3.2	Series Operating Agreement of Landa App LLC - 1394 Oakview Circle Forest Park GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1394 Oakview Circle Forest Park GA LLC*

3.3	Series Operating Agreement of Landa App LLC- 1701 Summerwoods Lane Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC*

3.4	Series Operating Agreement of Landa App LLC - 1741 Park Lane Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1741 Park Lane Griffin GA LLC*

3.5	Series Operating Agreement of Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC*

3.6	Series Operating Agreement of Landa App LLC - 2505 Oak Circle Ellenwood GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 2505 Oak Circle Ellenwood GA LLC*

3.7	Series Operating Agreement of Landa App LLC -271 Timber Wolf Trail Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC*

3.8	Series Operating Agreement of Landa App LLC - 29 Holly Grove Road Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 29 Holly Grove Road Griffin GA LLC*

4.1	Form of Subscription Agreement***

6.1	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 115 Sardis Street Barnesville GA LLC*

6.2	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1394 Oakview Circle Forest Park GA LLC*

6.3	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC*

6.4	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1741 Park Lane Griffin GA LLC*

6.5	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC*

6.6	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 2505 Oak Circle Ellenwood GA LLC*

6.7	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC*

6.8	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 29 Holly Grove Road Griffin GA LLC*

6.9	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 115 Sardis Street*

6.10	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1394 Oakview Circle*

6.11	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1701 Summerwoods Lane*

6.12	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1741 Park Lane*

6.13	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 209 Timber Wolf Trail*

6.14	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 2505 Oak Circle*

6.15	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 271 Timber Wolf Trail*

6.16	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 29 Holly Grove Road*

6.17	Georgia Residential Lease Agreement by and between Landa App LLC - 115 Sardis Street Barnesville GA LLC and Tenant, dated January 14, 2020, for the Property located at 115 Sardis Street, Barnesville, GA 30204*

6.18	Georgia Residential Lease Agreement by and between Landa App LLC - 1394 Oakview Circle Forest Park LLC and Tenant, dated December 27, 2019, for the Property located at 1394 Oakview Circle, Forest Park, GA 30297*

6.19	Georgia Residential Lease Agreement by and between Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC and Tenant, dated August 31, 2020, for the Property located at 29 Holly Grove Road, Griffin, GA 30224*

6.20	Georgia Residential Lease Agreement by and between Landa App LLC - 1741 Park Lane Griffin GA LLC and Tenant, dated December 27, 2019, for the Property located at 1741 Park Lane, Griffin, GA 30224*

6.21	Georgia Residential Lease Agreement by and between Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC and Tenant, dated December 11, 2019, for the Property located at 209 Timberwolf Trail, Griffin Ga 30224*

6.22	Georgia Residential Lease Agreement by and between Landa App LLC - 2505 Oak Circle Ellenwood GA LLC and Tenant, dated July 24, 2020, for the Property located at 2505 Oak Circle, Ellenwood, GA 30294*

6.23	Georgia Residential Lease Agreement by and between Landa App LLC – 29 Holly Grove Road Griffin GA LLC and Tenant, dated March 3, 2020, for the Property located at 29 Holly Grove Road, Griffin, GA 30224*

6.24	Georgia Residential Lease Agreement by and between Landa App LLC – 271 Timber Wolf Trail Griffin GA and Tenant, dated September 12, 2020, for the Property located at 271 Timber Wolf Trail, Griffin, GA 30224*

6.25	Landa App License Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and each of the series listed thereto*

6.26	Form of Broker Dealer Agreement***

11.1	Consent of Marcum LLP*

11.2	Consent of Marcum LLP*

11.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 12.1) ***

12.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP ***

13.1	Testing the Waters Materials***

15.a1	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

15.b1	Landa Series 115 Sardis Street Property Page Documents***

15.b2	Landa Series 1394 Oakview Circle Property Page Documents***

15.b3	Landa Series 1701 Summerwoods Lane Property Page Documents***

15.b4	Landa Series 1741 Park Lane Property Page Documents ***

15.b5	Landa Series 209 Timber Wolf Trail Property Page Documents***

15.b6	Landa Series 2505 Oak Circle Property Page Documents***

15.b7	Landa Series 271 Timber Wolf Trail Property Page Documents***

15.b8	Landa Series 29 Holly Grove Road Property Page Documents***

*	Previously filed

**	Filed herewith

***	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, Landa App LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 2, 2020.

LANDA APP LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	December 2, 2020
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Gregory Crimmins	Head of Finance of Landa Holdings, Inc.	December 2, 2020
Gregory Crimmins	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	December 2, 2020
Yishai Cohen
Chief Executive Officer and President